Exhibit 99.1

Green Thumb Industries Reports Third Quarter 2026 Results

CHICAGO and VANCOUVER, British Columbia, November 4, 2026 – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis company with a portfolio of best-in-class brands and owner of RISE Dispensaries, today reported its financial results for the quarter ended September 30, 2026. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.

Highlights for the third quarter ended September 30, 2026:

•
Revenue of $324.4 million, an increase of 11.3% over the same period in the prior year.
•
Cash at quarter end totaled $316.0 million.
•
GAAP net loss of $4.8 million or $0.02 per basic and diluted share.
•
Normalized EBITDA of $89.4 million or 27.6% of revenue.
•
Cash flow from operations of $58.3 million.
•
Added six RISE Dispensaries across three states: Port Charlotte and Port St. Lucie in Florida; Sparks in Nevada; and Hanover, West Mifflin, and Allentown in Pennsylvania.
•
Entered into an amendment with RYTHM, Inc. (“RYM”) on August 10, 2026, that removed the beneficial ownership limitation on certain of the Company’s RYM convertible notes and pre-funded warrants, effective October 10, 2026. As a result, the Company will consolidate RYM in its financial statements beginning on that date1.

1See “RYTHM, INC. Consolidation” below.

Recent Developments

•
Expanded to 27 Florida retail locations with the opening of RISE Dispensaries in Cape Coral, Belleview, and Mulberry.
•
Received U.S. Drug Enforcement Administration (“DEA”) registrations for certain state medical cannabis licenses as part of the DEA’s initial issuance, following the federal rescheduling of medical cannabis to Schedule III under the Controlled Substances Act.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“Green Thumb has spent more than a decade building a business that performs through uncertainty, and the third quarter reflects the durability of that model,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “On a year-over-year basis, we grew revenue 11% and maintained our Normalized EBITDA margin, even as pricing pressure persisted in several markets. This performance is driven by the strength of our brands, the execution of our team, and our commitment to operating with financial discipline. We ended the quarter with $316 million in cash and $177 million of senior debt, and we will continue to weigh growth investments, acquisitions, and buybacks, prioritizing what delivers the best long-term return for our stakeholders.”

“There is a great deal of change and uncertainty across the cannabis industry right now. Medical cannabis is now on Schedule III, DEA registration brings new federal requirements, further action on scheduling and taxation is pending, and the rules for hemp-derived THC are being rewritten. Within this landscape, we are confident Green Thumb is well positioned. We are focused on what we can control, which is building brands people love and creating value we believe will be recognized over time. Our financial strength enables us to stay patient and move decisively as the market develops.”

Green Thumb President Anthony Georgiadis added, “Both our retail and consumer packaged goods businesses gained momentum in the third quarter. Comparable sales returned to growth for the first time since the third quarter of 2024, despite increased competition. CPG gross revenue grew 16% year-over-year, led by Minnesota’s adult-use market and continued strength across our core states. We

Green Thumb Industries Inc.

expanded our retail footprint with six new RISE Dispensaries during the quarter and three more since, with Florida accounting for five of those nine new locations. Looking ahead, we are laying the groundwork for the next phase of growth. Several of our state-licensed medical dispensaries recently received DEA registrations under the new Schedule III framework. Our existing medical presence in Virginia gives us a solid foundation for adult-use sales beginning in July 2027, and we are advancing our work toward entry in Texas under our conditional license. Across the business, we continue to invest in our team and in our highest potential markets.”

Third Quarter 2026 Financial Overview

Total revenue for the third quarter 2026 was $324.4 million, up 11.3% from the prior year period. Revenue growth in the third quarter was driven primarily by retail sales in Minnesota, reflecting the launch of adult-use sales in the state on September 17, 2025, as well as continued growth in existing markets, particularly Florida, New Jersey, New York, Ohio and Virginia, as well as the impact of newly opened and acquired retail stores since September 30, 2025. The increase was partially offset by price compression and increased competition in select markets.

Retail revenue increased 10.1% versus the third quarter of 2025. Third quarter 2026 comparable sales (stores open at least 12 months) increased 3.0% versus the prior year on a base of 108 stores. Comparable sales returned to growth for the first time since the third quarter of 2024, improving from an approximately 1% decline in the second quarter of 2026.

Consumer Packaged Goods revenue increased 16.0% versus the third quarter of 2025, primarily due to the launch of adult-use sales in Minnesota, as well as continued growth in existing markets, particularly in Illinois, New Jersey, New York, and Ohio, partially offset by price compression and increased competition.

Gross profit for the third quarter 2026 was $146.8 million or 45.2% of revenue, up from $144.0 million or 49.4% of revenue over the prior year period. Excluding the RYTHM brand licensing fees of $15.8 million incurred in the current period, gross profit would have been $162.5 million or 50.1% of revenue, mainly driven by the launch of adult-use sales in Minnesota as well as continued growth in existing markets as discussed above.

Total selling, general and administrative expenses for the third quarter 2026 were $121.7 million or 37.5% of revenue, compared to $107.3 million or 36.8% of revenue for the third quarter 2025. The increase in selling, general, and administrative expenses was primarily attributable to increased compensation and benefits costs, reflecting both the Company’s increased store count and planned changes to its compensation structure intended to support retention and execution.

Total other income (expense) for the third quarter 2026 was ($3.7) million compared to $36.2 million in the third quarter of 2025. The reduction in other income (expense) was primarily attributable to the gain on sale of Green Thumb's intellectual property and hemp business to RYTHM, Inc. in the prior year.

Income tax expense for the third quarter of 2026 was $28.1 million compared to $49.1 million for the comparable period in the prior year. The decrease in income tax expense was primarily due to the Department of Justice's final order reclassifying state legal medical cannabis to Schedule III.

Net loss attributable to the Company for the third quarter 2026 was $4.8 million or $0.02 per basic and diluted share, compared to net income of $23.3 million, or $0.10 per basic and diluted share in the prior year period, due to the gain on sale of intellectual property in the prior year period.

In the third quarter 2026, EBITDA was $59.3 million or 18.3% of revenue, versus $66.8 million or 22.9% of revenue for the comparable prior year period. Normalized EBITDA, which excludes licensing fees of $15.8 million, non-cash stock-based compensation of $10.4 million and other non-operating adjustments of $4.0 million, was $89.4 million or 27.6% of revenue, up from $80.2 million or 27.5% of revenue for the third quarter 2025.

For additional information on the non-GAAP financial measures discussed above, see the “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of September 30, 2026, current assets were $661.4 million, including cash and cash equivalents of $316.0 million. Total debt outstanding was $277.3 million, which includes $177.0 million of senior debt.

Total basic and diluted weighted average shares outstanding for the three months ended September 30, 2026, were 218.6 million shares.

Green Thumb Industries Inc.

Capital Allocation

Since launching its first repurchase program in 2023, the Company has repurchased the equivalent of approximately 29.5 million Subordinate Voting Shares for $203.4 million, with an average price of $6.90 per share. This includes more than $80 million repurchased to date in 2026. The Company’s Board of Directors has authorized the continuation of the share repurchase program for an additional 12 months, with up to $50 million available for repurchases through September 22, 2027.

RYTHM, Inc. Consolidation

On August 10, 2026, subsidiaries of the Company entered into an amendment with RYM that, effective October 10, 2026, removed the 49.99% beneficial ownership limitation on certain of the Company’s RYM convertible notes and pre-funded warrants, including pre-funded warrants that may be issued under the Company’s shared services agreement with RYM. As a result, the Company will consolidate RYM in its financial statements beginning on that date. The consolidation results solely from the amended terms and does not involve any purchase of RYM securities or change in the Company’s ownership interest in RYM; the Company does not currently intend to exercise any of the securities. RYM was accounted for under the equity method in the third quarter, and results beginning in the fourth quarter will not be directly comparable to prior periods.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, November 4, 2026, at 5:00 pm Eastern Time to discuss its results for the third quarter ended September 30, 2026. The earnings call may be accessed by dialing 1-800-715-9871 and providing conference ID 4055374. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Normalized EBITDA: Adjusted EBITDA plus brand license fees.

Green Thumb Industries Inc.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb” or the “Company”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded cannabis products, including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail chain. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has manufacturing facilities and retail stores across 14 U.S. markets, employing approximately 5,000 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; future state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and has restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio that the Company licenses from a third party; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts of Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available (or will become available) on the SEC’s website, and on the Company’s SEDAR+ profile at www.sedarplus.ca, and at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Green Thumb Industries Inc.

Investor Contacts:

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2026, June 30, 2026 and September 30, 2025

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$324,412	$306,683	$291,369
Cost of goods sold	(177,624)	(168,809)	(147,342)

Gross profit	146,788	137,874	144,027

Expenses:
Total expenses	121,699	117,907	107,286

Income from operations	25,089	19,967	36,741

Other income (expense):
Other (expense) income, net	(2,466)	(2,222)	38,110
Interest income	4,258	4,298	3,300
Interest expense, net	(5,472)	(6,095)	(5,228)

Total other (expense) income	(3,680)	(4,019)	36,182

Income before provision for income taxes and non-controlling interest	21,409	15,948	72,923

Provision for income taxes	28,062	12,521	49,122

Net (loss) income before non-controlling interest	(6,653)	3,427	23,801

Net (loss) income attributable to non-controlling interest	(1,826)	(1,451)	513

Net (loss) income attributable to Green Thumb Industries Inc.	$(4,827)	$4,878	$23,288

Net (loss) income per share - basic	$(0.02)	$0.02	$0.10

Net (loss) income per share - diluted	$(0.02)	$0.02	$0.10

Weighted average number of shares outstanding - basic	218,624,002	221,022,912	231,652,595

Weighted average number of shares outstanding - diluted	218,624,002	222,776,252	233,535,805

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

September 30,
2026
(Unaudited)
Cash and cash equivalents	$316,000
Other current assets	345,406
Property and equipment, net	694,938
Operating lease right of use assets, net	241,893
Intangible assets, net	433,607
Goodwill	603,458
Other long-term assets	214,921
Total Assets	$2,850,223
Total current liabilities	$257,135
Notes payable, net of current portion and debt discount	253,568
Operating lease liabilities, net of current portion	254,432
Other long-term liabilities	221,225
Total equity	1,863,863
Total Liabilities and Equity	$2,850,223

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended September 30, 2026, June 30, 2026 and September 30, 2025

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, Adjusted EBITDA, and Normalized EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

(3) Normalized EBITDA is defined as Adjusted EBITDA plus brand license fees.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income before non-controlling interest (GAAP)	$(6,653)	$3,427	$23,801
Interest income	(4,258)	(4,298)	(3,300)
Interest expense, net	5,472	6,095	5,228
Provision for income taxes	28,062	12,521	49,122
Other (income) expense, net	2,466	2,222	(38,110)
Depreciation and amortization	34,188	33,176	30,081
Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	$59,277	$53,143	$66,822
Share-based compensation, non-cash	10,415	10,618	11,654
Acquisition, transaction, and other non-operating costs	3,960	4,803	1,687
Adjusted EBITDA (non-GAAP measure)	$73,652	$68,564	$80,163

License fee recorded in cost of sales	15,750	15,750	—
Normalized EBITDA (non-GAAP measure)	$89,402	$84,314	$80,163